                                                                   Exhibit 10.13




                    CLEVELAND INDIANS BASEBALL COMPANY, INC.

                            LONG-TERM INCENTIVE PLAN

SECTION 1.        PURPOSE; DEFINITIONS.

                  The purpose of the Cleveland Indians Baseball Company, Inc. Long-Term Incentive Plan (the "Plan") is to enable Cleveland Indians Baseball Company, Inc. (the "Company") to attract, retain and reward key employees of the Company and of its Affiliates and members of the Board of Directors of the Company and to strengthen the mutuality of interests between such key employees and the Company's shareholders by offering such key employees equity or equity-based incentives.

                  For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Affiliate" means Cleveland Indians Baseball Company Limited Partnership and any entity (other than the Company and its Subsidiaries) that is designated by the Board as a participating employer under the Plan.

                  (b) "Award" means any award of Stock Options, Restricted Shares, Share Appreciation Rights under the Plan.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Change in Control" has the meaning set forth in Section 8(b).

                  (e) "Change in Control Price" has the meaning set-forth in
                  Section 8(c).

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  (g) "Committee" means the Committee referred to in Section 2 of the Plan.

                  (h) "Company" means Cleveland Indians Baseball Company, Inc., an Ohio corporation, or any successor corporation.

                  (i) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (k) "Fair Market Value" means, as of any date, the mean between the highest and lowest quoted selling price, regular way, of the Shares on such date on the Nasdaq National Market (or any successor thereto), if no such sale of the Shares occurs on the Nasdaq National Market (or any successor thereto) on such date, then such mean price on the next preceding day on which the Shares were traded. If the Shares are no longer traded on the Nasdaq National Market (or any successor thereto), then the Fair Market Value of the Shares shall be determined by the Committee in good faith.

                  (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor section thereto.

                  (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  (n) "Other Share-Based Award" means an award granted pursuant to Section 8 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

                  (o) "Plan" means the Cleveland Indians Baseball Company, Inc. Long-Term Incentive Plan, as amended from time to time.

                  (p) "Restricted Shares" means an award of shares that is granted pursuant to Section 6 and is subject to restrictions.

                  (q) "Section 16 Participant" means a participant under the Plan who is then subject to Section 16 of the Exchange Act.

                  (r) "Shares" mean, the Class A Common Shares, without par value, of the Company.

                  (s) "Share Appreciation Right" means an award of a right to receive an amount from the Company that is granted pursuant to
                  Section 7.

                  (t) "Stock Option" or "Option" means any option to purchase Shares (including Restricted Shares, if the Committee so determines) that is granted pursuant to Section 5.

                  (u) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 2.        ADMINISTRATION.

                  The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall consist of three or more directors of the Company, as designated by the Board from time to time. Such directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.

                  The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of Awards to be granted to each participant, the consideration, if any, to be paid for such Awards, the timing of such Awards, the terms and conditions of Awards granted under the Plan, the terms and conditions of the related agreements which will be entered into with participants and to certify that any performance goals are satisfied. As to the selection of and grant of Awards to participants who are not Section 16 Participants, the Committee may delegate its responsibilities to members of the Company's management consistent with applicable law.

                  The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

                  Any interpretation and administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3.        SHARES SUBJECT TO THE PLAN.

                  (a) Aggregate Shares Subject to the Plan. Subject to adjustment as provided below in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 700,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                  (b) Forfeiture or Termination of Awards of Shares. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to such Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded such forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to such Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to such Shares by the exercise of voting rights or the accumulation of dividends which are not realized because of the forfeiture of such Shares or the expiration or termination of the related Award without issuance of such Shares.

                  (c) Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, the Committee, in its discretion, shall make an appropriate adjustment in the number of shares reserved for issuance under the Plan, in the number and kind and option price of shares subject to outstanding options granted under the Plan (both in the aggregate and as to each participant), in the number and kind of shares (both in the aggregate and as to each participant) subject to Restricted Share Awards and any other outstanding Awards granted under the Plan.

               (d) Annual Award Limit. No participant may be granted Stock Options or Awards under the Plan with respect to an aggregate of more than 100,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.

SECTION 4.     ELIGIBILITY.

               Officers, directors and other key employees of the Company and its Subsidiaries and Affiliates (including Cleveland Indians Baseball Company Limited Partnership), if any, who, in the discretion of the Committee, are responsible for or contribute to the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates, if any, are eligible to be granted Awards under the Plan.

SECTION 5.  STOCK OPTIONS.

               (a) Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option and the other terms and conditions of the Stock Option in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

                              Stock Options granted under the Plan may be of two
               types which shall be indicated in the Option Agreement evidencing such options: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c) hereof, the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

               (b) Terms and Conditions. Options granted under the Plan shall be evidenced by Option Agreements, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                              (1) Option Price. The option price per share of
               Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and in the case of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations, as determined under Section 424(d), (e) and (f) of the Code).

                              (2) Option Term. The term of each Stock Option
               shall be fixed by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Option, five years in the case of a participant who at the date of grant owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code)).

                              (3) Exercise. Stock Options shall be exercisable
               at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole on in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

                              (4) Method of Exercise. Subject to any installment
               exercise provisions that apply with respect to such Stock Option, Stock Options may be exercised in whole or in part, at any time during the option period, by giving to the Company written notice of exercise specifying the number of Shares to be purchased.

                              Such notice shall be accompanied by payment in
               full of the option price of the Shares for which the Option is exercised in cash or by the delivery of Shares having a Fair Market Value on the date of exercise equal to the exercise price. Stock Options may also be exercised in any other matter approved by the Committee (either with respect to (i) the exercise of a particular Stock Option or (ii) the exercise of Stock Options generally), including, but not limited to, so-called net or cash-less exercises.

                              No Shares shall be issued pursuant to an exercise
               of an Option until full payment has been made. A participant will not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for such Shares, has given, if requested, the representation described in Section 11 and such Shares have been issued to him.

                              (5) Non-Transferability of Options. No Stock
               Option is transferable by the participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the participant's lifetime, only by the participant or, subject to Sections 5(b)(3) and 5(c), by the participant's authorized legal representative if the participant is unable to exercise an option as a result of the participant's Disability; provided, however, that if so provided in the instrument evidencing the Option, the Committee may permit any optionee to transfer the Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family or to one or more entities owned solely by family members, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any Option that the Committee does not permit to be so transferred. The transferee of an Option shall be subject to all restrictions, terms, and conditions applicable to the Option prior to its transfer, except that the Option shall not be further transferable inter vivos by the transferee. The Committee may impose on any transferable Option and on the Common Shares to be issued upon the exercise of the Option such limitations and conditions as the Committee deems appropriate.

                              (6) Termination by Death. Subject to Sections
               5(b)(3) and 5(c), if any participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or would have become exercisable within one year from the time of death had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the estate of the participant (acting through its fiduciary), for a period of one year (or such other period as the Committee may specify at or grant) from the date of such death. The balance of the Stock Option shall be forfeited.

                              (7) Termination by Reason of Disability. Subject
               to Sections 5(b)(3) and 5(c), if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time of termination or would have become exercisable within one year from the time of termination had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant's Disability, for a period of one year (or such other period as the Committee may specify at or after grant), from the date of such termination of employment; provided, however, that in no event may any such Option be exercised prior to six months and one day from the date of grant; and provided, further, that if the participant dies within such one-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such participant shall thereafter be exercisable by the estate of the participant (acting though its fiduciary) to the same extent to which it was exercisable at the time of death for a period of one year from the date of such termination of employment. The balance of the Stock Option shall be forfeited.

                              (8) Other Termination. Unless otherwise determined
               by the Committee at or after the time of granting any Stock Option, if a participant's employment by the Company or any Subsidiary or Affiliate is terminated for any reason other than death or Disability, all Stock Options held by such participant that were previously exercisable shall continue to be exercisable until, and shall terminate, 90 days after the date of such termination. All Stock Options that were not previously exercisable prior to the date employment terminates shall terminate on the date employment terminates.

               (c) Incentive Stock Options. Notwithstanding Sections 5(b)(6) and
               (7), an Incentive Stock Option shall be exercisable by (i) a participant's authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant's Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant's estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations which may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under such Section 422 or any successor section thereto.

               (d) Buyout Provisions. The Committee may at any time buy out for a payment in cash, Shares or Restricted Shares an option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, provided that no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would violate, or result in any liability on the part of the participant under, Section 16 of the Exchange Act or the rules and regulations promulgated thereunder.

SECTION 6.     RESTRICTED SHARES.

               (a) Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside of the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 6(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which such Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of such Awards in addition to those set forth in Section 6(b). The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

               (b) Terms and Conditions. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to such Award, unless and until such participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

                              (1) The purchase price (if any) for Restricted
               Shares shall be determined by the Committee at the time of grant.

                              (2) Awards of Restricted Shares must be accepted
               by executing a Restricted Share Award agreement and paying any price required under Section 6(b)(1).

                              (3) Each participant receiving a Restricted Share
               Award shall be issued a stock certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

                              (4) The Committee may require that the stock
               certificates evidencing such Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by such Award.

                              (5) Subject to the provisions of this Plan and the
               Restricted Share Award agreement, during a period set by the committee commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares awarded under the Plan. Subject to these limitations, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion.

                              (6) Except as provided in this Section 6(b)(6),
               Section 6(b)(5) and Section 6(b)(7), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to
               Section 11, in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

                              (7) No Restricted Shares shall be transferable by
               a participant other than by will or by the laws of descent and distribution.

                              (8) Unless otherwise determined by the Committee
               at or after the time of granting any Restricted Shares, if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse, to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Restricted Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Shares shall be forfeited.

                              (9) Unless otherwise determined by the Committee
               at or after the time of granting any Restricted Shares, if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse, to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of termination had the participant continued to fulfill all of the conditions of the Restricted Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Shares shall be forfeited.

                              (10) Unless otherwise determined by the Committee
               at or after the time of granting any Restricted Shares, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by such participant which are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

               (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide in its sole discretion for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 7.     SHARE APPRECIATION RIGHTS.

               (a) Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant's Option Agreement.

               (b) Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights:

                              (1) Share Appreciation Rights shall entitle the
               participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount (paid as provided in Section 7(b)(5)) equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon surrender of a Share Appreciation Right.

                              (2) Upon the exercise of the Share Appreciation
               Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash. The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on one of the following:
               (x) the closing price of the Shares on the quotation system or national exchange on which they are then traded on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the quotation system or national exchange on which they have been traded, during the 90 days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

                              (3) In addition to any further conditions upon
               exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

                              (4) Share Appreciation Rights may be exercised by
               the participant's giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights he has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

                              (5) The manner in which the Company's obligation
               arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant's Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

SECTION 8.     CHANGE IN CONTROL PROVISION.

                           (a) Impact of Event. At any time during the 365 days commencing with the date of a "Change in Control" as defined in Section 8(b), a majority of the "Continuing Directors" as defined in Section 8(d) (or one of the two Continuing Directors if only two Continuing Directors are then serving on the Board of Directors or the sole Continuing Director if only one Continuing Director is then serving on the Board of Directors) may cause one or more of the following provisions to take effect as stated and as of the date set forth in a Written Action (the "Written Action") adopted to that effect (that date, the "Accelerated Vesting Date") and if there are no Continuing Directors, the following provisions will automatically take effect:

                              (1) Any Stock Options awarded under the Plan not
               previously exercisable shall become fully exercisable;

                              (2) Any Share Appreciation Rights shall become
               immediately exercisable;

                              (3) The restrictions applicable to any Restricted
               Shares shall lapse and such shares and awards shall be deemed fully vested; and

                              (4) The value of all outstanding Awards, in each
               case to the extent vested or exercisable, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be paid to the participant in cash in exchange for the surrender of those Awards on the basis of the "Change in Control Price" as defined in Section 8(c) as of the Accelerated Vesting Date;

         but the provisions of Sections 8(a)(1) through (3) shall not apply with respect to Awards granted to any Section 16 Participant which have been held by such participant for less than six months and one day as of the Accelerated Vesting Date.

               (b) Definition of Change in Control. For purposes of Section 9(a), a "Change in Control" means the occurrence of any of the following: (i) the Board or shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation; (ii) the Board or shareholders of the Company approve the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company; (iii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

               (c) Change in Control Price. For purposes of this Section 8, "Change in Control Price" means the greater of: (a) the highest price per share paid in any transaction reported on the Nasdaq National Market (or, if the Shares are not then traded on the Nasdaq National Market, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control, at any time during the 60-day period immediately preceding the occurrence of the Change in Control, and (b) the highest price per share paid in any transaction reported on the Nasdaq National Market (or, if the Shares are not then traded on the Nasdaq National Market, the highest price paid as reported for any national exchange on which the Shares are then traded), at any time during the 60-day period immediately preceding the date on which the Continuing Directors execute a Written Action relating to that Change in Control as determined by the Committee.

               (d) Definition of Continuing Director. For purposes of this
               Section 8, a "Continuing Director" means an individual who was a member of the Board of Directors immediately prior to the date of a Change in Control and is a member of the Board of Directors at the time a Written Action relating to that Change in Control is taken.

SECTION 9.     AMENDMENTS AND TERMINATION.

               The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made which would impair the rights of a participant under an Award theretofore granted, without the participant's consent. The Company shall submit to the shareholders of the Company for their approval any amendments to the Plan which are required by Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, to be approved by the shareholders.

               The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made which would impair the rights of a participant under an Award theretofore granted, without the participant's consent; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant's consent.

               Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to make into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 10.    UNFUNDED STATUS OF PLAN.

               The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

SECTION 11.    GENERAL PROVISIONS.

               (a) The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                              All Shares or other securities delivered under the
               Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for such shares to make appropriate reference to such restrictions.

               (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

               (c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

               (d) For purposes of this Plan, a transfer of a participant between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

               (e) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment, of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 Participant to settle such tax withholding obligation with Shares that is part of such Award shall be subject to approval by the Committee, in its sole discretion, if such approval is required to exempt such election from Section 16(b) of the Exchange Act. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

               (f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (at the time of any dividend payment shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options).

               (g) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

               (h) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

               (i) The provisions of Awards need not be the same with respect to each participant.



SECTION 139.  TERM OF PLAN.

                  No Award shall be granted pursuant to the Plan on or after 10 MAY 13, 2008, but Awards granted prior to such date may extend beyond that date.